KEY ASSET MANAGEMENT INC.

                        INVESTMENT ADVISER CODE OF ETHICS

              CONCERNING PERSONAL CONDUCT & SECURITIES TRANSACTIONS

1.      Purposes

        Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. Section 204A of the Investment Advisers Act of 1940, as amended ("Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

        The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act. It is designed to give effect to the general prohibitions set forth in Rule 17j-1(a), as follows:

        (a) It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company --

               (1) To employ any device, scheme or artifice to defraud such registered investment company,

               (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading,

               (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company, or

               (4) To engage in any manipulative practice with respect to such registered investment company.

In addition, this Code of Ethics sets forth procedures to deter the misuse of material, nonpublic information, in Appendix I hereto.

        The provisions of this Investment Adviser Code of Ethics Concerning Personal Securities Transactions and the attached Policy Statement on Insider Trading are in addition to, and not a substitute for, the KeyCorp Code of Ethics and the KeyCorp Policy on Public Disclosure and

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Securities Trading, or any successors thereto, which Code of Ethics and Policy shall apply to all officers, directors and employees of Key Asset Management
Inc.

2.      Definitions

        (a)    "Account" means any Fund or other investment advisory client.

        (b)    "Adviser" means Key Asset Management Inc.

        (c) "Access person" means any director, officer or advisory person of the Adviser, and those persons employed by affiliates of the Adviser whose employment duties necessitate access to the business and affairs of the Adviser.

        (d) "Advisory person" means (i) all Investment Personnel, (ii) any employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
               (iii) any natural person in a control or affiliate relationship to the Adviser who obtains information concerning recommendations made to an Account with regard to the purchase or sale of a security.

        (e) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to other investment persons within the Adviser and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

        (f) "Beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission ("SEC"), except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. In general, an access person would have a beneficial ownership interest in any account in which the access person either directly, or indirectly derives some form of financial benefit. This extends to the access person's immediate family. Generally speaking, any accounts in which the access person, or a member of the immediate family of the access person derives some form of financial benefit and has the ability to direct trades, would be considered an account where a beneficial ownership interest exists. Examples of such accounts would include a brokerage account or a self-directed IRA. Although a charitable trust or charitable foundation would not result in a direct beneficial ownership interest, thus not requiring trade preclearance by investment personnel, the investment person continues to be obligated to comply with Sections 9 and 12 of this Code.

        (g) "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

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        (h)    "Fund" means any registered investment company for which the
               Adviser serves as investment adviser.

        (i) "Investment Personnel" or "Investment Person" means any Portfolio Manager, and any person whose regular function or duty is to support, or participate in, the portfolio management function and the investment decision-making process, including, but not limited to, analysts and traders who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions. For purposes of this Code of Ethics, all Senior Managing Directors, Managing Directors, and Directors of the Adviser and other persons serving in a portfolio management, research or trading capacity shall be deemed to be "investment personnel". If an access person becomes aware of information or activities that are normally within the function and responsibilities of an investment person, then such access person shall be treated as an investment person for the purpose of complying with this Code.

        (j) "Portfolio Manager" means any employee entrusted with the direct responsibility and authority to make investment decisions affecting an Account.

        (k) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security and short sales, in addition to an actual purchase or sale.

        (1) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of unaffiliated registered open-end investment companies, securities issued or guaranteed as to principal and interest by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as designated by the Board of Directors of the Adviser.

3.      Statement of General Principles

        In addition to the specific prohibitions set forth below, all access persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

        (a) the duty at all times to place the interests of the Accounts first, including the interests of shareholders of a Fund;

        (b) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest, any abuse of an individual's position of trust and responsibility or any appearance of a conflict of interest; and

        (c) the fundamental standard that access persons should not take inappropriate advantage of their positions.

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4.      Prohibited Activities for Investment Personnel

        In addition to the prohibited activities set forth in Section 5 of this Code of Ethics:

        (a) No investment person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Adviser) any information regarding securities transactions by the Accounts or consideration by the Accounts or the Adviser of any such securities transaction.

        (b) No investment person shall recommend any securities transaction by the Accounts, including the purchase or sale of such security, or the addition to, deletion from or change in weighing of any such security in any of the Adviser's model portfolios, without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

        (c) No investment person shall purchase or sell any security for any account in which he or she has any direct or indirect beneficial ownership interest without placing such transaction through one of the Adviser's regional trading desks. All such transactions placed with the equity trading desk shall be submitted using the personal trade order form attached hereto as Appendix III, and shall be executed by the regional trading desk in accordance with
               Section 6 of this Code of Ethics. In cases where the Investment Person's account is traded on-line via the Internet (e.g., E-Trade, Waterhouse On-Line, Schwab, etc.), such Investment Person shall be authorized to place the order only after obtaining written pre-clearance from the regional trading desk evidenced by the approval of the personal trade order form.

5.      Prohibited Activities for Advisory Personnel

        (a) No advisory person shall acquire any securities in an initial public offering.

        (b) No advisory person shall acquire any securities in a private placement without the prior approval of the Chief Compliance Officer and the Chief Executive Officer of the Adviser. The prior approval should take into account, among other factors, whether the investment opportunity should be reserved for one or more Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser. Any authorized investment in a private placement must be disclosed by such advisory person to the Adviser's Chief Investment Officer when he or she plays any part in an Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Account to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

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        (c)    No advisory person shall serve on the board of directors of any for-profit company without the prior approval of the Chief Compliance Officer and the Chief Executive Officer of the Adviser of such intended service. Advisory persons serving as directors shall be isolated from those persons making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by the Chief Compliance Officer absent a determination by the Chief Compliance Officer to the contrary for good cause shown. The requirements of this
               Section 5(c) are in addition to, and not in lieu of, the requirements of KeyCorp's Code of Ethics, which requires similar approval from a KeyCorp code of ethics officer.

6.      Trading Preclearance Procedures

        All transactions in equities or securities having equity-like characteristics (e.g., convertible bonds, convertible preferreds, options, etc), entered into by an investment person shall be precleared by the equity trading desk through which such investment person's personal trade was placed. All such trades shall be subject to the following trading preclearance procedures:

        (a) Personal trades placed by an investment person in an equity (including closed-end mutual funds) having a market capitalization of less than $ 2.5 billion, or where the proposed personal trade represents more than 1% of the average daily shares traded, shall be reviewed by the trade desk through which the trade was placed to determine the following: (1) If such security is currently being traded by either the New York or Cleveland equity trading desks. Such information shall be determined by contacting the other regional trade desk; and, (2) If such security has been recently proposed for purchase or sale by either the New York or Cleveland offices of the Adviser. Such information shall be determined through correspondence with the Chief Investment Officers of the New York and Cleveland offices, or in their absence, an appropriate designee. In each case of preclearance, the foregoing information shall be determined prior to execution. If it is so determined that either office is active in trading the security or if such security has been recently proposed for purchase or sale, the personal security trade shall be denied execution. Otherwise, the trade shall be immediately executed. In cases where the personal trade has been denied execution, such security trade may be executed on the first trade day following the most recent trading day in which all trading activity (regardless of materiality) in such security on behalf of the Accounts or Funds ceases to exists. On all trades denied execution, it shall be the responsibility of the investment person to resubmit the personal trade on the following trade day if the trade is still desired.

        (b) Personal trades placed by an investment person in an equity (including closed-end mutual funds) having a market capitalization of more than $2.5 billion, and where the proposed personal trade represents less than 1% of the average daily shares traded shall be reviewed by the equity trading desk through which the trade was placed, to determine only if such security is currently being traded by that desk. If the equity trading desk is currently trading such security on behalf of Accounts

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               pursuant to a material model portfolio change or security
               recommendation, or on behalf of a Fund, the personal trade shall be denied execution. Such security trade may be executed on the first trade day following the most recent trading day in which material trading activity in such security on behalf of the Accounts or Funds ceases to occur. Otherwise, if the equity trade desk is inactive in the security, or not working material orders in the security, the trade shall be immediately executed. The determination of whether trade activity in a given security is material or not, will be at the sole discretion of the equity trading desk. On all trades denied execution, it shall be the responsibility of the investment person to resubmit the personal trade on the following trade day if the trade is still desired.

        (c) All personal trades placed by an investment person in a convertible security, regardless of the size of the order or the market cap of the underlying equity, shall be reviewed by the equity trading desk through which the trade was placed to determine the following: (1) If such security is currently being traded by the convertible desk in Cleveland. Such information shall be determined by contacting the convertible desk in Cleveland; and, (2) If such security has been recently proposed for purchase or sale by the convertible desk in Cleveland. Such information shall be determined through correspondence with the Senior Managing Director of the convertible desk in Cleveland, or in his absence, an appropriate designee. In each case of preclearance, the foregoing information shall be determined prior to execution. If it is so determined that the convertible desk in Cleveland is active in trading the security or if such security has been recently proposed for purchase or sale, the personal security trade shall be denied execution. Otherwise, the trade shall be immediately executed. In cases where the personal trade has been denied execution, such security trade may be executed on the first trade day following the most recent trading day in which all trading activity (regardless of materiality) in such security on behalf of the Accounts or Funds ceases to exists. On all trades denied execution, it shall be the responsibility of the investment person to resubmit the personal trade on the following trade day if the trade is still desired.

        (d) All personal trades placed by an investment person in a security which derives its value from an equity (e.g., put and call options), shall be reviewed in accordance with paragraphs (a) and
               (b) as if the underlying equity were being traded.

7.      Exempted Transactions

        The prohibitions of Sections 4, 5 and 6 of this Code of Ethics shall not apply to:

        (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

        (b) Purchases or sales which are non-volitional on the part of either the access person or the Accounts.

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        (c)    Purchases which are part of an automatic dividend reinvestment plan or employer sponsored discounted stock purchase program.

        (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

        (e) Sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

        (f) Purchases or sales in shares of mutual funds (both affiliated and non-affiliated), government securities and money market investments.

8.      Reporting

        (a) In addition to the reports provided in this Section 8, every access person must direct his or her broker to provide to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions.

        (b) No later than ten calendar days following the end of each calendar quarter, every access person shall report to the Compliance Officer the information described in subsection (c) of this Section 8 with respect to each transaction, effected during such preceding calendar quarter, in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; notwithstanding the foregoing, the following transactions will be exempt from the requirements of this subsection (b): (i) transactions in securities of the U.S. government, its agencies or instrumentalities; (ii) transactions in shares of open-end mutual funds that are not advised by the Adviser or any direct or indirect affiliate of the Adviser or KeyCorp; (iii) transactions in any account over which such access person has no direct influence or control; (iv) transactions in shares of any money market mutual fund, whether affiliated or unaffiliated; (v) transactions in mutual fund shares purchased by a 401(k) account (individual equities purchased in any 401(k) or IRA account are reportable securities); and, (vi) transactions in securities pursuant to a dividend reinvestment plan or employer-sponsored discounted stock purchase program.

        (c) Every report described in subsection (b) of this Section 8 shall contain the following information:

               (i) The date of the transaction, the title and the number of shares or the par value of each security involved;

               (ii)   The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii)  The price at which the transaction was effected; and

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               (iv)   The name of the broker, dealer or bank with or through
                      whom the transaction was effected.

9.      AIMR Code of Ethics and Standards of Professional Conduct

        The Board of Directors of the Adviser has adopted the AIMR (Association for Investment Management and Research) Code of Ethics and Standards of Professional Conduct ("AIMR Code"), a copy of which is attached hereto as Appendix II. Although the Adviser acknowledges that not all investment persons are members of AIMR, the Adviser has chosen to adopt the AIMR Code as it embodies an industry standard of high moral and professional conduct and integrity. The AIMR Code shall apply to all investment persons.

10.     Violations; Exceptions

        Failure to comply with any provision of this Code of Ethics, including but not limited to the requirement to preclear transactions and to provide complete and accurate quarterly reports shall be a violation of this Code of Ethics, and shall be reported by the Chief Compliance Officer to the President and Chief Executive Officer of the Adviser. The President and the Chief Compliance Officer may, in their discretion, report material violations to the Board of Directors of the Adviser. Exceptions to the provisions of this Code of Ethics shall be considered by the Chief Compliance Officer and the Chief Executive Officer on a case-by-case basis and shall be granted, in the sole discretion of the Chief Compliance Officer and the Chief Executive Officer, only if the facts and circumstances permit.

11.     Sanctions

        Upon discovering a violation of this Code, the Board of Directors of the Adviser may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto may, in the discretion of the President and the Chief Executive Officer of the Adviser, be reported periodically to the Board of Directors of the Funds.

12.     Insider Trading

        The Board of Directors of the Adviser has adopted a policy statement on insider trading and conflicts of interest (the "Policy Statement"), a copy of which is attached hereto as Appendix I. All access persons are required by this Code to read and familiarize themselves with their responsibilities under this Code and the Policy Statement. All access persons shall certify annually that they have read and understand this Code and the Policy Statement, and that they have complied with the requirements thereof, and the Compliance Officer shall maintain a copy of each executed Acknowledgment.

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                                   Appendix I

                       POLICY STATEMENT ON INSIDER TRADING

A.      Introduction

        Key Asset Management Inc. (the "Adviser") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to determine the misuse of material, nonpublic information in securities transactions.

        Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

        Regardless of whether a government inquiry occurs, the Adviser views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.      Scope of the Policy Statement

        This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers, and employees of the Adviser (including spouses, minor children, and adult members of their households).

        The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Chief Compliance Officer. You also must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.      Policy Statement

        No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; no personnel of the Adviser may communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

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        1.     What is Material Information?

               Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact - specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

               Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

               Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

        2.     What is Nonpublic Information?

               Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

        3.     Identifying Inside Information

               Before executing any trade for yourself or others, including Accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

               (i) Report the information and proposed trade immediately to the Compliance Officer.

               (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Accounts.

               (iii) Do not communicate the information inside or outside the Advisers, other than to the Compliance Officer, and your supervisor if necessary.

               (iv) After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

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        You should consult with the Compliance Officer before taking any action.
This degree of caution will protect you, your clients and the firm.

        4.     Contact with Public Companies

               The Adviser's contacts with public companies represent an important part of our research efforts. The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer were to prematurely disclose quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to their further conduct. To protect yourself, your clients and the firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

        5.     Tender Offers

               Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

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AIMR

                Association for Investment Management and Research
               Code of Ethics and Standards of Professional Conduct

                       As amended and restated May 5, 1996

The Code of Ethics

Members of the Association for Investment Management and Research shall:

o Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

o Strive to maintain and improve their competence and the competence of others in the profession.

o    Use reasonable care and exercise independent professional judgment.

The Standards of Professional Conduct

Standard I: Fundamental Responsibilities

Members shall:

A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing the members' professional activities.

B. Not knowingly participate or assist in any violation of such laws, rules, or regulations.

Standard II: Relationships with and Responsibilities to the Profession

A.       Use of Professional Designation.

        1. Membership in AIMR, the Financial Analysts Federation (FAF), or the Institute of Chartered Financial Analysts (ICFA) may be referenced by members of these organizations only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

        2. Holders of the Chartered Financial Analyst designation may use the professional designation "Chartered Financial Analyst," or the mark "CFA," and are encouraged to do so, but only in a dignified and judicious manner. The use of the

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               designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the designation.

        3. Candidates may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate for the CFA designation and may not imply that the candidate has achieved any type of partial designation.

B. Professional Misconduct. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

C. Prohibition against Plagiarism. Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

Standard III: Relationships with and Responsibilities to the Employer

A.      Obligation to Inform Employer of Code and Standards.

        Members shall:

        1. Inform their employer, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

        2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. Duty to Employer. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C.      Disclosure of Conflicts to Employer.  Members shall:

        1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

        2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

D. Disclosure of Additional Compensation Arrangements. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. Responsibilities of Supervisors. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures designed to detect and prevent such violations.

Standard IV: Relationships with and Responsibilities to Clients and Prospects

A.      Investment Process.

A.1     Reasonable Basis and Representations.  Members shall:

        a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.

        b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

        c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

        d. Maintain appropriate records to support the reasonableness of such recommendations or actions.

A.2     Research Reports. Members shall:

        a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

        b.     Distinguish between facts and opinions in research reports.

        c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A.3 Independence and Objectivity. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

B.      Interactions with Clients and Prospects.

B.1 Fiduciary Duties. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

B.2     Portfolio Investment Recommendations and Actions.

Members shall:

        a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

        b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

        c. Distinguish between facts and opinions in the presentation of investment recommendations.

        d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

B.3 Fair Dealing. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

B.4 Priority of Transactions. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on the recommendation before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has:

        a.     a direct or indirect pecuniary interest in the securities;

        b. the power to vote or direct the voting of the shares of the securities or investments;

        c. the power to dispose or direct the disposition of the security or investment.

B.5 Preservation of Confidentiality. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless the member receives information concerning illegal activities on the part of the client, prospect, or employer.

B.6 Prohibition against Misrepresentation. Members shall not make any statements, orally or in writing, that misrepresent:

        a.     the services that they or their firms are capable of performing;

        b.     their qualifications or the qualifications of their firm;

        c. the member's academic or professional credentials. Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 Disclosure of Conflicts to Clients and Prospects. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the member's ability to make unbiased and objective recommendations.

B.8 Disclosure of Referral Fees. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

Standard V: Relationships with and Responsibilities to the Investing Public

A. Prohibition against Use of Material Nonpublic Information. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B.      Performance Presentation.

        1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firm have accomplished or can reasonably be expected to achieve.

        2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

                             Personal Trade Request

                            Key Asset Management Inc.

  To Be Completed By Employee
  Employee Name:______________________                  DATE:_______________
  (please circle)
--------   -----------                      -------   --------- ------------
BUY        SELL                             LIMIT     GTC        OTHER
--------   -----------                      -------   --------- ------------


  Full Security Name

 ------------------------------------------------------------------------------


 ------------------------------------------------------------------------------

  Ticker Symbol              Number of Shares (state for each account)
 ------------------------    --------------------------------------------------


 ------------------------    --------------------------------------------------

  Special Instructions

 ------------------------------------------------------------------------------




 ------------------------------------------------------------------------------
  Name of Brokerage Film

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
  Phone Number of Broker

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
  Account Number(s)
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
  Name of Broker Rep

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------


 --------------------------------- ----------- ------------ -------------------
 To Be Completed By Trader
 Preclearance                                    Name of individual(s)
                                                 confirmed with
                                                 CLE                 NYC

 Trade desk Currently Active in    YES      NO   _______________________________
 Issue:

 Being Considered For Purchase     YES      NO   _______________________________
 or Sale

 Trader:                DENIED        APPROVED   _______________________________
 Date:
                                                 _______________________________

                                 Acknowledgment

        I have read and understand the Investment Adviser Code of Ethics Concerning Personal Securities Transactions (the "Code") and the accompanying Policy Statement on Insider Trading (the "Policy"). I certify that I have complied with the Code and Policy and will continue to comply with the Code and Policy. I understand that any violation of the Code or Policy may lead to sanctions, including dismissal.

---------------------------                       ------------------
Signature                                          Date


---------------------------
Name